UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2011

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1633

_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Item 5.02 Appointment of Directors

On June 2, 2011, the Company’s Board has appointed Mr. Donald Findlay and Mr. Greg Dawson as Directors of the Company. Mr. Dawson will receive an honorarium of CDN $2,000 for the first year of his participation on the Board.

On April 14, 2011, the Company had adopted the 2011 Stock Option Plan. Based on this original Stock Option Plan, on June 2, 2011, the Company has granted additional 300,000 stock options to Directors of the Company. The exercise price of the stock options is $0.25, of which are 100,000 options vest immediately, 50,000 options vest on August 31, 2011, 100,000 options vest on February 28, 2012, and 50,000 options vest on August 31, 2012. The options expire June 2, 2016.

The following are the recipients and the options granted:

Donald Findlay	50,000
Greg Dawson	250,000

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the appointment is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Stock Option Agreement
99.1	Press Release dated June 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2011

Enertopia Corp.

By:     ”Robert McAllister”
Robert G. McAllister President and Director